UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Life Clips, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	46-2378100
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-213129

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, par value $0.001, in the prospectus included in the registrant’s Registration Statement on Form S-1 as amended (initially filed on September 19, 2014, amended November 14, 2014, December 11, 2014 and December 22, 2014, and with an effective notice filed on January 7, 2015), filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-198828 (the “Registration Statement”), is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

The Registrant hereby incorporates its filings pursuant to Form S-1, dated September 19, 2014, amended November 14, 2014, December 11, 2014 and December 22, 2014.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Life Clips, Inc.

By:	/s/ Robert Gruder	September 21, 2016
Robert Gruder, Chief Executive Officer